                                  (EXHIBIT 11)
                         CONCORDE CAREER COLLEGES, INC.
                       COMPUTATION OF PER SHARE EARNINGS
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996
             AND THE THREE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996





                                                   Primary EPS           Fully Diluted EPS
                                                   Nine Months              Nine Months
                                               Ended September 30,      Ended September 30,
                                              --------------------     --------------------
                                               1997       1996 (1)        1997       1996 (1)
                                            -----------  -----------  ------------  -----------
Weighted Average Shares Outstanding.......   7,012,000    6,959,000     7,012,000    6,959,000
Options...................................     894,000      744,000     1,044,000      753,000
Debt/Non Detachable Warrants..............   2,046,000                  2,046,000
Class B Preferred Stock ..................                                877,000
                                            ----------   ----------   -----------   ----------
Adjusted Weighted Average Shares..........   9,952,000    7,703,000    10,979,000    7,712,000
                                            ----------   ----------   -----------   ----------

Net Income (Loss).........................  $  283,000   $  728,000   $   283,000   $  728,000
Class A Preferred Stock Redemption........   1,210,000                  1,210,000
Class A Preferred Dividends...............     (28,000)    (169,000)      (28,000)    (169,000)
Class B Preferred Dividends-Imputed.......     (72,000)
Interest on Convertible Debt, Net of Tax..      64,000                     64,000
                                            ----------   ----------   -----------   ----------
Income Available to Common Shareholders...  $1,457,000   $  559,000   $ 1,529,000   $  559,000
                                            ----------   ----------   -----------   ----------
Earnings per Weighted Average Shares......  $     0.15   $     0.07   $      0.14   $     0.07
                                            ==========   ==========   ===========   ==========


                                                   Three Months               Three Months
                                                Ended September 30,        Ended September 30,
                                               --------------------       --------------------
                                                1997         1996         1997         1996
                                            ------------  -----------  -----------  -----------

Weighted Average Shares Outstanding.......    7,070,000    6,962,000     7,070,000   6,962,000
Options...................................      978,000      751,000     1,044,000     753,000
Debt/Non Detachable Warrants..............    2,574,000                  2,574,000
Class B Preferred Stock...................                               1,103,000
                                            -----------   ----------   -----------  ----------
Adjusted Weighted Average Shares..........   10,622,000    7,713,000    11,791,000   7,715,000
                                            -----------   ----------   -----------  ----------

Net Income (Loss).........................  $   517,000   $  605,000   $   517,000  $  605,000
Class A Preferred Dividends...............                   (50,000)                  (50,000)
Class B Preferred Dividends-Imputed.......      (32,000)
Interest on Convertible Debt, Net of Tax..       27,000                     27,000
                                            -----------   ----------   -----------  ----------
Income Available to Common Shareholders...  $   512,000   $  555,000   $   544,000  $  555,000
                                            -----------   ----------   -----------  ----------
Earnings per Weighted Average Shares......  $      0.05   $     0.07   $      0.05  $     0.07
                                            ===========   ==========   ===========  ==========

(1)  See Item 1, restatement of prior period.